UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(AMENDMENT NO. 1 TO FORM 8-K FILED FEBRUARY 11, 2004)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

April 14, 2004 (January 30, 2004)

ZIX CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

TEXAS	0-17995	75-2216818

(STATE OR OTHER	(COMMISSION FILE	(IRS EMPLOYER
JURISDICTION OF	NUMBER)	IDENTIFICATION NO.)
INCORPORATION)

2711 NORTH HASKELL AVENUE
SUITE 2300, LB 36
DALLAS, TEXAS 75204-2960

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE:

(214) 370-2000

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
Consent of Independent Auditors
Financial Statements
Unaudited Pro Forma Financial Information

     On January 30, 2004, Zix Corporation, a Texas corporation (the “Registrant”) acquired substantially all of the operating assets and business of MyDocOnline, Inc. (“MyDocOnline”), a subsidiary of Aventis Pharmaceuticals, Inc., the North American pharmaceuticals business of Aventis SA (NYSE:AVE) and a leading provider of secure Web-based communications, disease management, and laboratory information solutions, pursuant to an asset purchase agreement, dated January 30, 2004, by and among the Registrant, MyDocOnline, Aventis Pharmaceuticals Holdings Inc., a Delaware corporation, and an affiliated entity. The Registrant assumed only certain deferred income customer obligations and certain post-acquisition contractual obligations incurred in the normal course of business. Liabilities of MyDocOnline not assumed included amounts due to affiliate, accounts payable and accrued liabilities.

     The consideration for the assets was the issuance of 583,411 shares of the Registrant’s common stock, warrants to purchase 145,853 shares of the Registrant’s common stock, and the assumption of certain liabilities of MyDocOnline. The exercise price and term of the warrants is $13.01 per share and three years, respectively.

     Also in connection with the acquisition, at closing Aventis Inc. (“Aventis”), loaned the Registrant $3 million due March 15, 2007, which loan bears interest at an annual rate of 4.5 percent. The loan is evidenced by a secured promissory note. Interest on the note is payable only in services provided by the Registrant to Aventis unless there is an event of default. The principal portion of the note is payable in either cash or shares of the Registrant’s common stock at the option of the Registrant and may be prepaid by the Registrant at any time without penalty. Additionally, at Aventis’ discretion and after the $4 million Aventis commitment under the Master Services Agreement described below has been consumed, the principal portion of the note may be paid in the form of additional services provided to Aventis by the Registrant pursuant to the terms of such services agreement. At maturity in March 2007, the Registrant is required to repay, with cash or stock, 90% of the then outstanding principal balance on the note as full satisfaction of its obligations under the secured promissory note.

     Additionally, Aventis entered into a three-year service contract with the Registrant with a minimum commitment of $4 million for the performance by the Registrant of various services, initially consisting of patient educational services, pursuant to a Master Services Agreement dated January 30, 2004. The services are to be delivered in minimum amounts of $1 million, $1 million and $2 million prior to the first, second, and third calendar year anniversary dates of the acquisition closing. The $4 million was paid by Aventis upon execution of the Master Services Agreement and will be forfeited by Aventis if services are not used by Aventis in accordance with the terms of the Master Services Agreement. The promissory note and the Registrant’s obligations associated with the Master Services Agreement are secured by a first priority lien on the Registrant’s property and equipment, and accounts receivable pursuant to a security agreement.

     The acquisition of substantially all of the operating assets and the business of MyDocOnline was reported in the Registrant’s Current Report on Form 8-K dated February 10, 2004 and filed with the Securities and Exchange Commission on February 11, 2004. This Current Report on Form 8-K/A amends the Registrant’s Current Report on Form 8-K, dated February 10, 2004, to include the historical financial statements of MyDocOnline in accordance with Item 7(a) of Form 8-K and the pro forma financial information in accordance with Item 7(b) of Form 8-K.

     The purchase price allocation presented in Exhibit 99.2, “Unaudited Pro Forma Condensed Combined Financial Information for Zix Corporation and MyDocOnline, Inc.,” takes into consideration the multiple element arrangements entered into by the parties on January 30, 2004 as evidenced by the asset purchase agreement, the loan and the Master Services Agreement. The purchase price allocation is considered preliminary and will most likely be adjusted during the twelve months following the transactions as provided for by generally accepted accounting principles. The Registrant’s services to be provided to Aventis as contemplated in the Master Services Agreement have not yet been fully defined. Accordingly, the fair value of providing such services cannot be reasonably determined at this time and, therefore, no value has been assigned to deferred revenue associated with the Master Services Agreement. As such services are defined, deferred revenue would be recorded, based upon the cost to provide such services plus a reasonable profit margin, with a corresponding purchase price adjustment to increase noncurrent assets, including possibly goodwill. Deferred revenue would be recognized as revenues as the services are rendered. Additionally, the $3,000,000 loan has not been recorded for financial accounting purposes and is considered to be contingent purchase price since Aventis can elect to receive services from the Registrant to satisfy the loan and the amount to be paid cannot be reasonably determined at this time. Therefore, a contingent liability exists equal to the service obligations, cash or stock ultimately used to repay the loan. Upon determination of the consideration to be given to Aventis to satisfy the note, a corresponding purchase price adjustment would be recorded to increase noncurrent assets, including possibly goodwill.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of Businesses Acquired.

     The financial statements required by this item are listed below as Exhibit 99.1 and filed herewith.

     (b) Pro Forma Financial Information.

     The pro forma financial information required by this item is listed below as Exhibit 99.2 and filed herewith.

     (c) Exhibits.

23.1	Consent of Independent Auditors.

99.1	Financial Statements of MyDocOnline, Inc. for the year ended December 31, 2003 and December 31, 2002.

99.2	Unaudited Pro Forma Condensed Combined Financial Information for Zix Corporation and MyDocOnline, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION

Date: April 14, 2004	By:	/s/ Bradley C. Almond

Bradley C. Almond
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit
Number	Description
23.1	Consent of Independent Auditors.

99.1	Financial Statements of MyDocOnline, Inc. for the year ended December 31, 2003 and December 31, 2002.

99.2	Unaudited Pro Forma Condensed Combined Financial Information for Zix Corporation and MyDocOnline, Inc.